Exhibit 10.2

AMENDMENT TO BINDING HEADS OF AGREEMENT - BUSINESS DEVELOPMENT

SERVICES

DATE	1 MARCH 2012

PARTIES	Donald P. Bunnell 317 Fuxing Xi Lu House #2 Shanghai, China 200031 (“DB”)

SES Resource Solutions, Ltd

of Portcullis TrustNet (BVI) Limited, Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

(“SRS”)

DB and SRS executed a binding Heads of Agreement (the “Agreement”) in February 2012 and DB and SRS hereby amend the Agreement as follows:

DB agrees that he shall not bill SRS in excess of US$27,500 in any given month under the Agreement.

SIGNED for and on behalf of SES Resource Solutions, Ltd

by its duly authorized representative

/s/ Michael Oppenheimer
(signature)

S.E. Oppenheimer	/s/ S.E. Oppenheimer
Witness (print name)	(signature of Witness)

SIGNED by Don Bunnell
/s/ Don Bunnell
(signature)
In the presence of:

Beth A. Bunnell	/s/ Beth A. Bunnell
Witness (print name)	(signature of Witness)